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                                                                   EXHIBIT 23.3

                              SCHRECK MORRIS
                             Attorneys At Law
Frank A. Schreck        1200 Bank of America Plaza         James A. Chamberlain
Steve Morris              300 South Fourth Street          James J. Pisanelli
Andrew S. Bronone        Las Vegas, Nevada  89101          Clark Vellis
Leslie Terry Jones  (702) 382-2101 - Fax (702) 474-9422    Thierry V. Barkley
Kristina Pickering                                         F. Edward Mulholland
John A. Godfrey                                            Todd L. Bice
Ann Morgan *                                               Amanda G. Young
Sean T. McGowan                                            Ann Lyter Thomas
Ellen Schulmofer                                           Elayna Youcham
                                                           Sonia Church Vermeys
*  Reno Managing                                           Denise Barton
   Partner                                                 Lisa A. Napoli
                                                           Stephen M.. Sullivan
                                                           L. Kirk Williams
                                                           Adam P. Segal
                                                           Andrew Hallin
                                                           Matthew McCaughey


                                December 8, 1997


Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada 89109


                          Riviera Holdings Corporation
                       10% First Mortgage Notes due 2004

        Reference is made to the Registration Statement on Form S-4, Registration No. 333-35291, together with the amendments thereto (the "Registration Statement") filed by Riviera Holdings Corporation, and the additional registrants specified in the Registration Statement.

        We hereby consent to the use of our name and to being named as experts under the caption "Legal Matters" in the prospectus which is included in the Registration Statement.


                                           Sincerely,


                                           /s/ JOHN A. GODFREY
                                           -----------------------------
                                           John A. Godfrey
                                           for SCHRECK MORRIS